Exhibit 10.31
EXECUTION VERSION
IFC Investment No. 37402

Subscription Agreement

By and Among

NET 1 UEPS TECHNOLOGIES, INC.

and

EACH OF THE INVESTORS SIGNATORY HERETO

Dated April 11, 2016

TABLE OF CONTENTS

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SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”), dated April 11, 2016, between:

(1)      NET 1 UEPS TECHNOLOGIES, INC., a corporation organized and existing under the laws of State of Florida (the “Company”);

(2)      INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries (“IFC”);

(3)      IFC African, Latin American and Caribbean Fund, LP, a limited partnership formed under the laws of the United Kingdom (“ALAC”);

(4)      IFC Financial Institutions Growth Fund, LP, a limited partnership formed under the laws of the United Kingdom (“FIG”); and

(5)      Africa Capitalization Fund, Ltd., a Mauritius limited company (“AFCAP” and together with IFC, ALAC and FIG, the “Investors”).

RECITALS

The Company desires to issue to the Investors, and the Investors desire, severally and not jointly, to subscribe for, shares of common stock of the Company referred to in Section 2.01(a) (Subscription), on the terms and conditions set forth in this Agreement.

ARTICLE I
Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Agreement, the following terms have the following meanings:

“Accounting Standards” means accounting principles generally accepted in the United States, applied on a consistent basis;

“Action Plan” means the plan attached as Schedule 6 (Action Plan) setting out the specific social and environmental measures to be undertaken by the Company;

“AFCAP” has the meaning set forth in the preamble;

“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with, that Person;

“ALAC” has the meaning set forth in the preamble;

“Applicable Law” means all applicable statutes, laws, ordinances, rules and regulations, including but not limited to, any license, permit or other governmental Authorization, in each case as in effect from time to time;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of each country in which the Company or any Subsidiary does business, including, without limitation, all Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Auditors” means the independent registered public accounting firm of the Company;

“Authority” means any national, supranational, regional or local government or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and stockholders’ approvals or consents;

“Authorized Representative” means any individual who is duly authorized by the Company to act on its behalf and whose name and a specimen of whose signature appear on the Certificate of Incumbency and Authority most recently delivered by the Company to each Investor;

“Business Day” means a day when banks are open for business in New York, New York and Johannesburg, South Africa;

“Cancellation Date” means July 11, 2016;

“Certificate of Incumbency and Authority” means a certificate provided to each Investor by the Company substantially in the form set forth in Schedule 4 (Form of Certificate of Incumbency and Authority);

“Charter” means the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company;

“Closing Notice” means a notice in the form set forth in Schedule 2 (Form of Closing Notice);

“Coercive Practice” has the meaning set forth in Annex B (Anti-Corruption Guidelines for IFC Transactions);

“Collusive Practice” has the meaning set forth in Annex B (Anti-Corruption Guidelines for IFC Transactions);

“Common Stock” means the common stock, par value $0.001 per share, of the Company;

“Company” has the meaning set forth in the preamble;

“Company Agreements” has the meaning set forth in Section 3.01(w) (Material Contracts);

“Company Disclosure Letter” has the meaning set forth in Section 3.01 (Representations and Warranties of the Company);

“Company’s Employee Plan” means any plan, program, or other arrangement providing for employment, compensation, retirement, deferred compensation, severance, separation, stock option or other benefits, which has been sponsored, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any Person who performs or who has performed services for the Company or any of its Subsidiaries;

“Company Operations” means all of the existing operations of the Company and its Subsidiaries;

“Company SEC Documents” has the meaning set forth in Section 3.01(z) (Regulatory Reporting).

“Control” means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise; provided that, in any event, the direct or indirect ownership of twenty percent (20%) or more of the voting share capital of a Person is deemed to constitute Control of that Person, and “Controlling” and “Controlled” have corresponding meanings;

“Corrupt Practice” has the meaning set forth in Annex B (Anti-Corruption Guidelines for IFC Transactions);

“Dollars” or “$” means the lawful currency of the United States of America;

“Equity Securities” means the Company’s Common Stock, preferred stock, bonds, loans, warrants, rights, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase shares of Common Stock or any instrument or certificate representing a beneficial ownership interest in the Common Stock, including global depositary receipts and American depository receipts and any other security issued by the Company, even if not convertible into Common Stock, that derives its value and/or return based on the financial performance of the Company or its Common Stock;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“FAIS” has the meaning set forth in Section 3.01(aa);

“Fraudulent Practice” has the meaning set forth in Annex B (Anti-Corruption Guidelines for IFC Transactions);

“IFC” has the meaning set forth in the preamble;

“Investor Subscription” means any subscription for Equity Securities of the Company by the Investors as provided for in Article II (Agreement for Subscription);

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated with any or all of the following:

(a)      all U.S., foreign and international patents and patent rights (including all patents, patent applications, provisional patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures);

(b)      all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, internet domain names, logos and slogans;

(c)      all copyrights and copyright rights (including all common law rights, and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor);

(d)      all sui generis database rights, ideas, inventions (whether patentable or not), invention disclosures, improvements, technology know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information and documentation relating to any of the foregoing;

(e)      all mask works, mask work registrations and applications therefor;

(f)      all industrial designs and any registrations and applications therefor throughout the world;

(g)      all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and

(h)      all similar, corresponding or equivalent rights to any of the foregoing;

“Key Subsidiary” means each of Net1 Applied Technologies South Africa Proprietary Limited, Zazoo Limited, Cash Paymaster Services Proprietary Limited, Net1 Company Finance Holdings Proprietary Limited, The Smart Life Insurance Company Limited, Prism Holdings Proprietary Limited, EasyPay Proprietary Limited, Moneyline Financial Services Proprietary Limited and KSNET Incorporated;

“Knowledge” means, with respect to the Company, the knowledge of the Company’s executive officers after making due inquiry of the individuals within the Company and its Subsidiaries having responsibility for the matter in question;

“Lien” means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, option (including call commitment), trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Material Adverse Effect” means a material adverse effect on:

(a)      the Company’s and its Subsidiaries’ assets or properties, taken as a whole;

(b)      the Company’s and its Subsidiaries’ business prospects or financial condition, taken as a whole;

(c)      the ability of the Company’s and its Subsidiaries’ businesses or operations, taken as a whole, to continue as a going concern; or

(d)      the ability of the Company to (i) comply with its obligations under this Agreement, the Policy Agreement or its Charter and (ii) ensure that each of its Subsidiaries complies with its obligations under the Policy Agreement or its organizational documents;

“Nasdaq” means The Nasdaq Global Select Market;

“Obstructive Practice” has the meaning set forth in Annex B (Anti-Corruption Guidelines for IFC Transactions);

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, copies of which are available publicly on the IFC website at http://www.ifc.org/wps/wcm/connect/Topics_Ext_Content/IFC_External_Corporate_Site/IFC+Sustainability/Su stainability+Framework/Sustainability+Framework+-+2012/#PerformanceStandards;

“Permitted Lien” means (i) any Lien or encumbrance for Taxes that are not yet due and payable or Lien or encumbrance for Taxes being contested in good faith by an appropriate proceeding for which adequate reserves have been established, (ii) any mechanics Lien or encumbrance or similar Lien or encumbrance for labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent, (iii) any Lien or encumbrance (other than those relating to the preceding clauses (i) and (ii)) that may arise by operation of law or (iv) any Lien or encumbrance that individually, or when aggregated with any other Lien or encumbrance, is not material;

“Person” means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Policy Agreement” means the Policy Agreement, dated April 11, 2016, by and among the Company and the Investors;

“S&E Management System” means the Company’s social and environmental management system, as implemented or in effect from time to time, enabling it to identify, assess and manage the social and environmental risks in respect of the Company Operations on an ongoing basis in accordance with the S&E Requirements;

“S&E Officer” means a senior officer of the Company to be responsible for administration and oversight of the S&E Management System, initially appointed in accordance with the Action Plan;

“S&E Requirements” means the social and environmental obligations to be undertaken by the Company and its Subsidiaries to ensure compliance with: (a) Applicable S&E Laws and (b) the Performance Standards;

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex B (Anti-Corruption Guidelines for IFC Transactions);

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Subscription Date” has the meaning set forth in Section 2.01(b) (Subscription);

“Subscription Price” has the meaning set forth in Section 2.01(a) (Subscription);

“Subscription Shares” has the meaning set forth in Section 2.01(a) (Subscription);

“Subsidiary” means with respect to the Company, an Affiliate over fifty per cent (50%) of whose capital is owned, directly or indirectly by the Company;

“Tax” or “Taxes” means any present or future taxes (including stamp taxes), withholding obligations, duties and other charges of whatever nature levied by any Authority; and

“Transaction Documents” means this Agreement and the Policy Agreement.

Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

(a)      headings are for convenience only and do not affect the interpretation of this Agreement;

(b)      words importing the singular include the plural and vice versa;

(c)      a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(d)      a reference to a document in the “agreed form” is a reference to a document approved and for the purposes of identification initialed by or on behalf of the parties thereto;

(e)      a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f)      general words in this Agreement shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words; and

(g)      a reference to a party to any document includes that party’s successors and permitted assigns.

Section 1.03. No Third Party Rights. A Person who is not a party to this Agreement has no right to enforce or enjoy the benefit of any term of this Agreement.

ARTICLE II
Agreement for Subscription

Section 2.01. Subscription.

(a)      On the terms and subject to the conditions of this Agreement, each Investor agrees, severally and not jointly, to subscribe and pay for that number of fully paid and non-assessable shares of Common Stock of the Company set forth opposite its name on Schedule 1 hereto (the “Subscription Shares”). The subscription price is $10.7851 per Subscription Share (the “Subscription Price”).

(b)      Subject to the terms and conditions of this Agreement, the satisfaction (or waiver by such Investor) of the conditions of subscription set forth in Section 4.01 (Conditions of the Investors Subscription) and Section 2.03 (Cancellation of Investors Subscription), the closing of the purchase and sale of the Subscription Shares shall take place on (i) the earlier of the fifteenth (15th) Business Day after (A) the Company delivers to each Investor (x) the Closing Notice stating that all conditions of subscription set forth in Section 4.01 (Conditions of the Investors Subscription) have been satisfied and (y) executed copies of all documents to be delivered at the closing, dated the Subscription Date, such documents to be held in escrow pending the closing, or (B) the delivery to the Company by each Investor of a notice that it is waiving the conditions to subscription set forth in Section 4.01 (Conditions of the Investors Subscription) that the Company has not satisfied as of the date of such notice, or (ii) such other date as the Company and the Investors may agree (such date of closing the “Subscription Date”). The Company shall promptly deliver a Closing Notice to each the Investors when all conditions of subscription set forth in Section 4.01 (Conditions of the Investors Subscription) are satisfied (modified to the extent the Investors are waiving certain closing conditions).

(c)      On the Subscription Date:

(i)	each Investor shall pay the amount equal to the Subscription Price multiplied by the number of Subscription Shares in Dollars to the account of the Company specified in the Closing Notice; and

(ii)

the Company shall issue to each Investor, or as such Investor directs, the Subscription Shares free of all Liens or other encumbrances or rights of third parties and record each Investor as the legal and beneficial owner of the Subscription Shares in the Company’s share register, and shall provide each Investor with evidence, in form and substance satisfactory to such Investor, that book-entry shares representing the Subscription Shares have been issued in the name of such Investor.

(d)      The Company shall pay all Taxes, fees or other charges payable on or in connection with the execution, issue, subscription, delivery, registration, translation or notarization of this Agreement, the other Transaction Documents, the Company’s Charter, the Subscription Shares and any other documents related to this Agreement, the Policy Agreement or the Company’s Charter.

(e)      The Company shall undertake all post-issue filings and other requirements associated with the issuance of the Subscription Shares in the time prescribed for the same under Applicable Law.

(f)      If the Company, for any reason, does not issue the Subscription Shares as set forth in Section 2.01(c) or deliver the Closing Notice when all conditions of subscription set forth in Section 4.01 (Conditions of the Investors Subscription) are satisfied, such failure to issue the Subscription Shares shall constitute a breach of the Company’s obligations under this Agreement, and the Investors shall have the right to exercise any and all rights or legal or equitable remedies of any kind which may accrue to it against the Company.

(g)      If any Investor, for any reason, does not pay the aggregate Subscription Price for its Subscription Shares as set forth in Section 2.01(c), such failure to pay for the Subscription Shares shall constitute a breach of such Investor’s obligations under this Agreement, and the Company shall have the right to exercise any and all rights or legal or equitable remedies of any kind which may accrue to it against such Investor.

Section 2.02. Company’s Obligations until the Subscription Shares are Issued. Until the Subscription Shares have been subscribed and issued or this Agreement, and the Company’s and Investors’ obligations hereunder, has been canceled as provided in Section 2.03 (Cancellation of Investors Subscription), whichever occurs first: (i) the Company shall at all times maintain a sufficient number of authorized and unissued shares to permit the subscription by the Investors of all the Subscription Shares; (ii) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course and shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees; (iii) the Company shall not issue, or enter into any discussions, agreement, understanding, letter of intent or other arrangement with any Person to issue, additional shares of Common Stock, other than grants of options or restricted stock pursuant to the Company’s existing equity incentive plans and issuances of Common Stock upon the exercise of options granted under such plans; and (iv) the Company shall use commercially reasonable efforts, as promptly as possible, to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including the satisfaction on a timely basis of the conditions to subscription.

Section 2.03. Cancellation of Investors Subscription. Each Investor may, by written notice to the Company, cancel the right of the Company to request such Investor to subscribe for any Subscription Shares:

(a)      if at any time, in the reasonable opinion of such Investor, anything has occurred which has or may reasonably be expected to have a Material Adverse Effect or there exists any situation which indicates that performance by the Company of its obligations under any of the Transaction Documents or the Company’s Charter cannot be expected;

(b)      if the Company has breached Section 2.02 (Company’s Obligations until the Subscription Shares are Issued) and such breach is incapable of cure (in the sole opinion of such Investor) or, where such breach is capable (in the sole opinion of such Investor) of cure, it has not been cured within thirty (30) days following receipt by the Company of notice of such breach from such Investor; or

(c)      in any case, at any time on or after the Cancellation Date,

and upon any such cancellation, each party’s further rights and obligations shall terminate immediately, provided that such termination shall not affect a party’s accrued rights and obligations at the date of termination and shall be without prejudice to any and all rights or legal or equitable remedies of any kind which may accrue to the Investors against the Company and provided that the provisions of Section 5.01 (Notices), Section 5.03 (English Language), Section 5.04 (Applicable Law and Jurisdiction) and Section 5.10 (Expenses) shall survive such termination.

ARTICLE III
Representations and Warranties

Section 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that the statements contained in this Section 3.01 are true, accurate and not misleading at the date of this Agreement with respect to the Company and/or, as the case may be, each of its Subsidiaries, except as otherwise set forth in the section of the disclosure letter delivered by the Company to the Investors on the date of this Agreement (the “Company Disclosure Letter”) that relates to such section or in any other section of the Company Disclosure Letter to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such other section. No disclosure made in the Company Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the disclosure contained therein identifies the relevant facts and circumstances for such exception fully, fairly, specifically and accurately.

(a)      Organization and Authority. Each of the Company and its Subsidiaries is a legal entity duly organized and validly existing under the laws of its place of incorporation. The Company has the corporate power and authority to enter into, deliver and perform its obligations under the Transaction Documents.

(b)      Validity. Each of the Transaction Documents has been duly authorized and executed by the Company, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

(c)      No Conflict. The execution and performance by the Company of its obligations under the Transaction Documents, including the issuance to the Investors of the Subscription Shares upon subscription therefor, and the compliance by each of the Company’s Subsidiaries with the provisions of the Policy Agreement, do not (assuming all the Authorizations referred to in Section 3.01(d) (Status of Authorizations) of the Company Disclosure Letter have been obtained): (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default, or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound; (ii) violate any of the terms or provisions of the Company’s Charter or the respective constitutional documents of any Subsidiary, as applicable; or (iii) violate any Authorization, judgment, decree or order or any statute, law, rule, regulation or requirement applicable to the Company or any Subsidiary.

(d)      Status of Authorizations. The Authorizations specified in Section 3.01(d) (Status of Authorizations) of the Company Disclosure Letter are all of the Authorizations needed by the Company or any of its Subsidiaries to (i) conduct their business (other than Authorizations (A) that are of a routine nature and are obtained in the ordinary course of business or (B) the failure of which to have would not (x) adversely affect in any material respect the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted or proposed to be conducted or (y) result in a material liability) and (ii) execute, perform and comply with their obligations under the Transaction Documents. All Authorizations specified in Section 3.01(d) (Status of Authorizations) of the Company Disclosure Letter have been obtained and are in full force and effect and there are no facts or circumstances which indicate that any of such Authorizations would or might be revoked, cancelled, varied or not renewed.

(e)      Charter. The Charter delivered by the Company to the Investors is a true and current copy of the Charter of the Company, and Section 3.01(e) (Charter) of the Company Disclosure Letter lists all of the current directors and officers of the Company and its Key Subsidiaries and the respective terms of their appointments.

(f)      Capital Structure of the Company.

(i)

The authorized capitalization of the Company is as shown in Section 3.01(f) (Capital Structure of the Company) of the Company Disclosure Letter and Section 3.01(f) (Capital Structure of the Company) of the Company Disclosure Letter accurately sets out the number and type of Equity Securities of the Company issued and outstanding as of the date set forth in the Company Disclosure Letter and, to the Company’s Knowledge, sets forth the name and number of Equity Securities held by each Person that beneficially owns more than five percent (5%) of any outstanding class of Equity Securities.

(ii)

Except as set forth in Section 3.01(f) (Capital Structure of the Company) of the Company Disclosure Letter, there are no Equity Securities of the Company, or any agreements or undertakings to which the Company is a party, or by which it is bound, obligating it to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any shares in its authorized capital or obligating it to grant or enter into any such option, warrant, call, right, commitment or agreement. All outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights, rights of first refusal or other restrictions on transfer or third party rights (other than restrictions on transfer imposed by applicable U.S. and state securities laws).

(iii)

The issuance of the Subscription Shares has been duly and validly authorized by all necessary corporate actions of the Company and when issued, sold and delivered in accordance with the terms of this Agreement, the Subscription Shares will be duly and validly issued, fully paid and non-assessable, free of all Liens and will not be subject to preemptive rights, rights of first refusal or other restrictions on transfers (other than restrictions on transfer imposed by applicable U.S. and state securities laws).

(g)      No Immunity. Neither the Company nor any of its Subsidiaries nor any of their respective properties enjoy any right of immunity from set-off, suit or execution with respect to their respective obligations under any Transaction Document.

(h)      Financial Condition. Since June 30, 2015:

(i)	the business of the Company and each of its Key Subsidiaries has been conducted in the ordinary course so as to maintain the business as a going concern;

(ii)	neither the Company nor any of its Key Subsidiaries has suffered any change having a Material Adverse Effect;

(iii)	neither the Company nor any of its Subsidiaries has incurred any liability that is material to the Company and its Subsidiaries, taken as a whole;

(iv)	neither the Company nor any of its Subsidiaries has undertaken or agreed to undertake any material obligation outside the ordinary rouse of business; and

(v)	no dividend or distribution has been declared or paid by the Company.

(i)      Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with the Accounting Standards applied on a consistent basis throughout the periods therein specified (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the Accounting Standards and the applicable rules and regulations of the SEC. Neither the Company nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded on the unaudited balance sheet of the Company dated as of December 31, 2015 (including in the notes thereto), (ii) were incurred since December 31, 2015 in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)      Taxes. All tax returns and reports of the Company and each of its Key Subsidiaries required by Applicable Law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges upon the Company, its Key Subsidiaries or their respective properties, or their income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest. All material tax returns and reports of each of the Company’s Subsidiaries (other than the Key Subsidiaries) required by Applicable Law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges upon the Company’s Subsidiaries (other than the Key Subsidiaries) or their respective properties, or their income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those (i) presently payable without penalty or interest or (ii) which are not material in amount.

(k)      Litigation. Except as set forth in Section 3.01(l) (Litigation) of the Company Disclosure Letter:

(i)

Neither the Company nor any of its Subsidiaries is involved in any litigation, arbitration, administrative, regulatory or governmental proceedings or investigations in each case that (A) involves an amount in controversy in excess of $150,000 (or in the case of related claims, the amount in controversy under all such claims in aggregate exceeds $150,000), (B) seeks injunctive relief that would be material to the Company and its Subsidiaries taken as a whole, or (C) seeks to impose any legal restraint on or prohibition against or limit in any material respect the Company’s or any Subsidiaries’ ability to operate its business as currently conducted or as proposed to be conducted. To the Company’s Knowledge, no such proceedings or investigations are threatened against the Company or any of its Subsidiaries. The Company is not aware of any fact or circumstance which is likely to give rise to any such proceedings or investigations.

(ii)	No judgment or order has been issued against the Company or any of its Subsidiaries which has or may reasonably be expected to have a Material Adverse Effect.

(iii)

Neither the Company nor any of its Subsidiaries has been charged, convicted, fined or otherwise sanctioned in any litigation, administrative, regulatory or criminal investigation or proceeding or freezing of assets by any Authority involving the Company or any of its Subsidiaries or their respective employees with regard to money laundering or financing of terrorism.

(l)      Compliance with Law. The Company and each of its Subsidiaries is, and since January 1, 2014 has been, in compliance in all material respects with all Applicable Laws (whether civil, criminal, corporate or administrative), subordinate legislation, treaties, directives, decisions, bylaws, circulars, codes, orders, notices, demands, decrees, injunctions, guidance, judgments or resolutions of any Authority including, without limitation, all Applicable S&E Laws.

(m)      Environmental Matters.

(i)

There are no material social or environmental risks or issues in respect of the Company’s current or currently proposed operations other than as set forth in Section 3.01(m) (Environmental Matters) of the Company Disclosure Letter.

(ii)

Neither the Company nor any Subsidiary has received or is aware of: (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority; or (B) any written communication from any Person, in either case, concerning the failure by the Company or any of its Subsidiaries to undertake Company Operations or activities in accordance with the S&E Requirements.

(n)      Sanctionable Practices. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has committed or engaged in, with respect to any transaction contemplated by this Agreement, any Sanctionable Practice. None of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any counterparty of the Company or any Subsidiary in respect of a material transaction or any shareholder that Controls the Company, nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary or any shareholder that Controls the Company, or any counterparty of the Company or any Subsidiary in respect of a material transaction, is currently a target of any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(o)      Insurance. The Company and each of its Subsidiaries maintains insurance policies with reputable insurers that cover such risks and contain such policy limits, types of coverage as are adequate to insure against risks to which the Company, its Subsidiaries and their respective employees, business, properties and other assets would reasonably be expected to be exposed to in the operation of the business as currently conducted. All of these policies are valid and enforceable policies, all premiums due and payable under all these policies have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of the policies. None of these policies is void or voidable and neither the Company nor any of its Subsidiaries has done anything or omitted to do anything that would make any policy void or voidable. The Company and each of its Subsidiaries has no Knowledge of any threatened termination of, or material premium increase with respect to, any of these policies. No material claim is outstanding under any of these policies and no event has occurred and, to the Company’s Knowledge, no circumstance exists that gives rise or is likely to give rise to a material claim under any policy. The Company has made available to the Investors a copy of each insurance policy maintained by the Company and its Subsidiaries as of the date of this Agreement.

(p)      Subsidiaries and Other Equity Investments. The Persons listed in Section 3.01(p) (Subsidiaries and Other Equity Investments) of the Company Disclosure Letter are all of the Subsidiaries of the Company. Each such Subsidiary has the ownership, domicile and head office identified therein. There is no Lien or other third party right over the share capital or other equity interest of any Subsidiary and there is no agreement to create any Lien or any such right. Except as set forth in Section 3.01(p) (Subsidiaries and Other Equity Investments) of the Company Disclosure Letter, there are no agreements or undertakings to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating any of them to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity interest of any Subsidiary or obligating it to grant or enter into any such option, warrant, call, right, commitment or agreement. Other than its Subsidiaries listed in Section 3.01(p) (Subsidiaries and Other Equity Investments) of the Company Disclosure Letter the Company does not own or control, directly or indirectly, any share capital or other equity interest in any other Person and has not agreed or committed to acquire any such interest. Substantially all of the Company Operations are conducted by the Company or the Key Subsidiaries.

(q)      UN Security Council Resolutions. Neither the Company nor any of its Subsidiaries nor any Person acting on its or their behalf, has entered into any transaction or engaged in any activity prohibited by any resolution issued by the United Nations Security Council under Chapter VII of the UN Charter.

(r)      Criminal Offenses. Neither the Company nor its Subsidiaries nor any Person acting on its or their behalf whose acts could incur the Company’s or any Subsidiary’s vicarious liability has carried out any actions or made any omissions which could result in the Company or any Subsidiary incurring criminal sanctions.

(s)      Restrictions on Business Activities. There is no agreement, judgment, injunction, order, decree, proceeding or, to the Company’s Knowledge, ongoing or threatened investigation imposing or threatening to impose any penalty on the Company or any of its Key Subsidiaries or, which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any of its current or future business practices, its acquisition of property or the conduct of its business as it is currently conducted or as proposed to be conducted.

(t)      Related Party Transactions. There is not, and there has not been at any time since June 30, 2015, any agreement, arrangement or obligation (whether legally enforceable or not) to which the Company or any of its Subsidiaries is or was a party and which involves any director, officer, employee, agent or shareholder of the Company (or any of their immediate family members or respective Affiliates) that would be required to be disclosed under applicable SEC rules, other than those described in Section 3.01(t) (Related Party Transactions) of the Company Disclosure Letter. No director or executive officer of the Company, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person that is an Affiliate of the Company or with which the Company has a business relationship or in any Person that competes with the Company.

(u)      Title to and Condition of Property. The Company and each of its Key Subsidiaries have: (i) valid title free and clear of all Liens (other than Permitted Liens) to all of the property and assets, movable and immovable, reflected in the Company’s most recent balance sheet included in the consolidated financial statements (except assets sold or otherwise disposed of since such date in the ordinary course of business); and (ii) with respect to leased properties and assets, valid leasehold interests therein free and clear of all Liens (other than Permitted Liens). The assets of the Company and each of its Key Subsidiaries that are used in the Company Operations are, in all material respects, in good operating condition and repair, subject to normal wear and tear not caused by neglect, and are adequate and suitable for the purposes for which they are currently being used. All properties used in the Company Operations are reflected in the Company’s most recent balance sheet included in the consolidated financial statements to the extent the Accounting Standards require the same to be reflected.

(v)      Books and Records. The books and records of the Company and its Key Subsidiaries, including, without limitation, its stock record books and minute books, are complete and correct in all material respects and accurately and fairly reflect all meetings and other corporate actions of the Company’s and its Key Subsidiaries’ stockholders, board of directors and committees and all material information relating to its business, the nature, acquisition, maintenance, location and character of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable.

(w)      Material Contracts. Section 3.01(w) (Material Contracts) of the Company Disclosure Letter sets forth a complete list of all currently effective written or oral:

(i)

agreements, arrangements or obligations to which the Company or any of its Subsidiaries is a party that would constitute a “material contract” under Item 6.01 of Regulation S-K under the Securities Act and the Exchange Act;

(ii)	agreements, arrangements or other obligations relating to indebtedness owed by the Company or any of its Subsidiaries;

(iii)	stockholders agreements relating to Equity Securities of the Company or equity securities of any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party;

(iv)

employment, severance and non-compete agreements or arrangements of the Company or any of its Key Subsidiaries (A) with any executive officer (as such term is defined in Rule 3(b)(7) of the Exchange Act) of the Company or any Key Subsidiary (and for this purpose such Key Subsidiary shall be deemed the “registrant” for purposes of Rule 3(b)(7)) or (B) in excess of two hundred fifty thousand Dollars ($250,000) per annum each (or the equivalent in any other currency); and

(v)

other agreements, arrangements and obligations to which the Company or any of its Subsidiaries is a party that (A) are material to the Company and its Subsidiaries, taken as a whole, even if entered into in the ordinary course of business, (B) were entered into outside the ordinary course of business or (C) are not on arm’s-length terms.

With respect to each agreement, arrangement or obligation to which the Company or any of its Key Subsidiaries is a party or to which any of their respective properties are subject (the “Company Agreements”), neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party is in breach or default in any material respect. No event has occurred which, with notice or lapse of time or both, would: (A) constitute a breach or default in any material respect by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, by any such other party to the relevant Company Agreement; or (B) permit termination, modification or acceleration of or under the relevant Company Agreement.

(x)      Labor Matters.

(i)

The Company or one of its Subsidiaries is a party to the collective bargaining agreements and other labor union contracts set forth in Section 3.01(x) of the Company Disclosure Letter. There is no material activity or proceeding of any labor union to organize its employees and there are no ongoing or, to the Company’s Knowledge, threatened strikes, slowdowns or work stoppages by employees of the Company or any of its Key Subsidiaries or any contractor with respect to any material operations of the Company or any of its Key Subsidiaries other than as set forth in Section 3.01(x) of the Company Disclosure Letter.

(ii)

The Company has furnished to the Investors true and complete copies of the documents embodying each of the Company’s Employee Plans and related plan documents. Each of the Company’s Employee Plans complies with Applicable Law and regulations and will not negatively or materially affect the Company’s ability to fulfill its obligations under this Agreement or the Policy Agreement.

(y)      Intellectual Property. Section 3.01(y) of the Company Disclosure Letter contains an accurate and complete list of all Intellectual Property owned (in whole or in part), licensed to any extent or used or anticipated to be used in and material to the conduct of the business as currently conducted or proposed to be conducted, whether in the name of the Company, its Subsidiaries, any of its employees or otherwise, that is (i) included in sub-clauses (a), (b) and (c) of the definition of Intellectual Property or (ii) included in sub-clauses (e) and (f) of such definition to the extent such item has been registered or an application for registration has been filed. The Company or a Key Subsidiary owns or has the valid right to use all Intellectual Property that is material to the operation of the business as currently conducted or proposed to be conducted by the Company and its Subsidiaries. The Company or a Key Subsidiary has secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, all Intellectual Property used by the Company or a Key Subsidiary valid and enforceable written assignments of any such work, invention, improvements or other rights to the Company or a Key Subsidiary to the extent necessary to vest valid title to such Intellectual Property in the Company or a Key Subsidiary. Each item constituting part of the Intellectual Property set forth in Section 3.01(y) of the Company Disclosure Letter, to the extent indicated in Section 3.01(y) of the Company Disclosure Letter, is duly registered with, filed in or issued by, as the case may be, the appropriate Authority as indicated in the Company Disclosure Letter and such registrations, filings and issuances remain in full force and effect. The ownership and use of Intellectual Property by the Company and its Subsidiaries do not infringe in any material respect any Intellectual Property right of any Person. No claim, written or oral, has been asserted or, to the Company’s Knowledge, could be asserted which threatens the use of any Intellectual Property by the Company or a Key Subsidiary in a manner consistent with past practice. To the Company’s Knowledge no Person is engaging in any activity that infringes in any material respect upon the Intellectual Property owned by the Company or a Subsidiary or upon the rights of the Company or its Subsidiaries in or to any Intellectual Property.

(z)      Regulatory Reporting.

(i)

The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since June 30, 2014 (the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. There are no outstanding or unresolved comments in comment letters received from the SEC by the Company. To the Company’s Knowledge, none of the Company SEC Documents is the subject of any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(ii)

The Company and each of its Subsidiaries has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d- 15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Accounting Standards, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(iii)

The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Auditors and the audit committee of the Board and on Section 3.01(z) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since June 30, 2014, neither the Company nor any of its Subsidiaries (including any employee thereof) nor, to the Company’s Knowledge, the Auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Appendix A to Public Company Accounting Oversight Board Auditing Standard No. 5, as in effect on the date of this Agreement.

(iv)

Since June 30, 2014, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, Auditor, accountant, consultant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. Since June 30, 2014, to the Company’s Knowledge, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company.

(v)

Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

(vi)

Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”) with respect to the applicable Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes- Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq and the listing requirements of the JSE Limited.

(vii)

To the Company’s Knowledge, since June 30, 2014 no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries. Since June 30, 2014, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(aa)      Provision of Financial Services. Neither the Company, EasyPay (Pty) Ltd., Cash Paymaster Services (Pty) Ltd, Moneyline Financial Services (Pty) Ltd nor any other Subsidiary provide or have ever provided any financial services, including any advice or intermediary services, in South Africa (as defined by and regulated under the South African Financial Advisory and Intermediary Services Act (“FAIS”) prior to receipt of the relevant FAIS licenses.

(bb)      Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(cc)      Disclosure. None of this Agreement, the Policy Agreement, the Company’s Charter, or certificates or schedules made and delivered to the Investors pursuant hereto (including the Company Disclosure Letter), when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The information provided by the Company in that certain virtual data room (net1ifc.net1.com), including the due diligence questionnaires completed by the Company, when taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in the Company Disclosure Letter, to the Company’s Knowledge there is no material fact relating to the Company, any of the Key Subsidiaries or their respective businesses (other than facts of a general economic nature) that has not been disclosed to the Investors.

Section 3.02. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that each of the below statements is true, accurate and not misleading as to itself at the date of this Agreement:

(a)      Organization and Authority. In the case of (i) IFC, it is an international organization established by Articles of Agreement among its member countries and has the corporate power and authority to enter into, deliver and perform its obligations under this Agreement, (ii) each of ALAC and FIG, it is duly organized and validly existing as a limited partnership under the laws of the United Kingdom, with the limited partnership power and authority to enter into, deliver and perform its obligations under this Agreement and (iii) AFCAP, it is duly organized and validly existing as a limited company under the laws of Mauritius, with the limited company power and authority to enter into, deliver and perform its obligations under this Agreement;

(b)      Validity. Each of the Transaction Documents has been duly authorized and executed by it and constitutes its valid and legally binding obligation and enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and general principles of equity;

(c)      No Conflict. The execution, delivery and performance of this Agreement will not contravene any law, regulation, order, decree or Authorization applicable to it or any provision of its organizational documents;

(d)      Status of Authorizations. It has taken all appropriate and necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)      Certain Trading Activities. It has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with it, engaged in any transactions in the Equity Securities of the Company (including, without limitation, any “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) involving the Company’s securities) during the period commencing on March 3, 2016 and ending immediately prior to the execution of this Agreement; and

(f)      Securities Laws. It:

(i)

is knowledgeable and experienced in financial and business matters, has expertise in assessing credit, market and all other relevant risk and is capable of evaluating independently the merits, risks and suitability of investing in the Subscription Shares;

(ii)

has made its own independent investment decision regarding the Subscription Shares with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks;

(iii)

acknowledges that the Subscription Shares have not been, and when issued will not be, registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country, and the Subscription Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or unless such registration is not required, and there is no assurance that any exemption from such registration will be available;

(iv)

acknowledges that the Subscription Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, and that the book-entry positions representing the Subscription Shares will bear a restrictive notation (in the Company’s standard form) in the books and records of the Company’s transfer agent;

(v)

understands that, by its subscription, purchase or holding of the Subscription Shares, it is assuming and is capable of bearing the risk of loss that may occur with respect to the Subscription Shares; and

(vi)	is an accredited investor (as defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act).

     (g)      Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from any of the Investors in connection with the transactions contemplated by this Agreement.

     (h)      Capital Available. Each of ALAC, FIG and AFCAP has uncalled capital commitments in excess of the amount of its respective aggregate Subscription Price set forth on Schedule 1. IFC has available funds in excess of the amount of its aggregate Subscription Price set forth on Schedule 1.

Section 3.03. Reliance.

(a)      Each Party acknowledges that it makes the representations and warranties under this Article III with the intention of inducing the Investors and the Company, as applicable, to enter into the Transaction Documents and to perform the transactions contemplated hereby and thereby.

(b)      Each of the representations and warranties is to be construed independently and (except where this Agreement provides otherwise) is not limited by any provision of this Agreement or another representation and/or warranty.

Section 3.04. Company Disclosure Letter. A reference to any facts and circumstances being disclosed shall be deemed to be a reference to them being fully, fairly, specifically and accurately disclosed in the Company Disclosure Letter in such a manner that:

(a)	in the context of the disclosures contained in the Company Disclosure Letter:

(i)

the significance of the information disclosed and its relevance to a particular representation and/or warranty shall be highlighted by the Company in a manner reasonably expected to be understandable by the Investors, taking into account the paragraphs or subject matters in relation to which the information was disclosed; and

(ii)	there is not omitted from the information disclosed any information which would have the effect of rendering the information so disclosed misleading in any respect; and

(b)	in the context of any document treated as disclosed by the Company Disclosure Letter, the matter disclosed is reasonably apparent from the terms of the document,

and nothing disclosed by the Company to the Investors other than in the Company Disclosure Letter and in accordance with the provisions of this Section 3.04 shall constitute disclosure to the Investors for the purposes of this Agreement.

Section 3.05. Survival of Representations and Warranties. The representations and warranties set forth in this Article III shall continue in full force and effect and survive the Investors Subscription.

Section 3.06. Indemnity. The Company hereby agrees that it shall indemnify, defend and hold harmless each Investor from, against and in respect of any damages, losses, charges, liabilities, claims demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest and reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) imposed on, sustained, incurred or suffered by, or asserted against, such Investor (whether in respect of third party claims, claims between the parties hereto, or otherwise) directly or indirectly relating to or arising out of any breach by the Company of any representation or warranty made by it in this Agreement.

ARTICLE IV
Conditions of Investors Subscription

Section 4.01. Conditions of the Investors Subscription. The obligation of each Investor to make its Investors Subscription is subject to the fulfillment, to such Investor’s reasonable satisfaction, prior to or concurrently with the making of the Investors Subscription, of the following conditions:

(a)      Representations and Warranties.

(i)

The representations and warranties made by the Company in Sections 3.01(a), (b), (f), (g), (p) and (bb), and in the corresponding sections of the Company Disclosure Letter and in any schedule, exhibit or certificate delivered by the Company pursuant to this Agreement, remain true and correct in all respects immediately prior to the Investors Subscription; and

(ii)

The representations and warranties made by the Company (other than those in Sections 3.01(a), (b), (f), (g), (p) and (bb)), and in the corresponding sections of the Company Disclosure Letter and in any schedule, exhibit or certificate delivered by the Company pursuant to this Agreement, (x) that are qualified by materiality remain true and correct in all respects and (y) that are not so qualified by materiality remain true and correct in all material respects, in each case immediately prior to the Investors Subscription;

(b)      Performance; No Breaches. All of the agreements and covenants of the Company to be performed prior to the Investors Subscription pursuant to each Transaction Document have been duly performed in all material respects, and no breach (or any event which, with notice, lapse of time, the making of a determination or any combination, would become a breach) under any Transaction Document has occurred and is continuing;

(c)      Authorizations. The Company has obtained and provided to the Investors copies of all Authorizations required in connection with the execution, delivery and performance by the Company of the Transaction Documents and all those Authorizations are in full force and effect;

(d)      No Material Adverse Effect. Nothing has occurred which has or may reasonably be expected to have since the date of this Agreement, a Material Adverse Effect;

(e)      Expenses. The Investors have received payment of the $150,000 due pursuant to Section 7 of that certain Appraisal Letter, dated November 6, 2015, between the Company and IFC;

(f)      Environmental Matters. The Company has complied with all matters set forth in the Action Plan required to be completed prior to the Investors Subscription, as set forth in the Action Plan;

(g)      Company Certifications. The Investors have received certifications by the Company, substantially in the form set forth in Schedule 2 (Form of Closing Notice), with respect to the conditions specified in this Section 4.01 and expressed to be effective as of the date of the Investors Subscription;

(h)       Opinion of Counsel. The Investors have received a legal opinion, in substantially the form provided by the Company’s counsel to the Investors on April 10, 2016 and otherwise in form and substance reasonably satisfactory to the Investors, from counsel for the Company;

(i)      Appointment of Agent for Service. The Investors have received from the Company, to the satisfaction of the Investors, a copy of the appointment by the Company of an agent for service of process in New York pursuant to Section 5.04 (Applicable Law and Jurisdiction), substantially in the form set forth in Schedule 3 (Form of Appointment of Agent for Service of Process);

(j)      Appointment of Auditors. The Company (i) has authorized and instructed the Auditors, in the form set forth in Schedule 5 (Form of Letter to Company’s Auditors), to communicate directly with the Investors and (ii) has delivered such documents, if any, as such firm has required prior to the Subscription Date in order to comply with such request;

(k)      Certificate of Incumbency and Authority. The Investors have received a Certificate of Incumbency and Authority from the Company;

(l)      Transaction Documents. Each Investor has received a counterpart of each of the Transaction Documents, duly executed and delivered by all other parties thereto;

(m)      Listing. The Subscription Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance, and the JSE Limited; and

(n)      Form 10-Q. If available, the Company has provided to the Investors a copy of the most recent draft of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

ARTICLE V
Miscellaneous

Section 5.01. Notices.

(a)      Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 5.04 (Applicable Law and Jurisdiction), any such communication to the Company shall be delivered by email and any such communication by any other party shall be delivered by hand, established courier service or email (and facsimile in the case of IFC) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has from time to time designated by written notice to the other parties hereto, and shall be effective upon the earlier of (a) actual receipt and (b) deemed receipt under Section 5.01(b) below.

For the Company:

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor,
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg 2196, South Africa
Attention: Mr. Serge C.P. Belamant, Chief Executive Officer
Telephone:
Email: sergeb@net1.com

For IFC:

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, TMT, Venture Capital & Funds
Facsimile: +1 (202) 522-3743
Email: FinTech@ifc.org

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at:

Facsimile: +1 (202) 522-3064

For ALAC:

IFC African, Latin American and Caribbean Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC African, Latin American and Caribbean Fund, LP
Email: amcfinance@ifc.org

For FIG:

IFC Financial Institutions Growth Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC Financial Institutions Growth Fund, LP
Email: amcfinance@ifc.org

For AFCAP:

Africa Capitalization Fund, Ltd.
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, Africa Capitalization Fund, Ltd.
Email: amcfinance@ifc.org

(b)      Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 5.01 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 5.01(a); (ii) sent by established courier service within a country, three (3) Business Days after posting it; (iii) sent by established courier service between two countries, six (6) Business Days after posting it; and (iv) sent by email, when receipt has been confirmed by telephone and a copy has been sent by established courier service; provided that in the case of IFC, any notice sent by email shall also be sent by facsimile and will be deemed given when confirmation of its transmission has been recorded by the sender’s facsimile machine.

Section 5.02. Saving of Rights.

(a)      The rights and remedies of the Investors in relation to any misrepresentation or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of the Investors into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of the Investors which might prejudice such rights or remedies.

(b)      No course of dealing and no failure or delay by the Investors in exercising any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall impair, or be construed to be a waiver of or an acquiescence in, that or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise.

Section 5.03. English Language. All documents to be provided or communications to be given or made under this Agreement shall be in English and, where the original version of any such document or communication is not in English, shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. Any Investor may, if it so requires, obtain an English translation of any document or communication received in any other language at the cost and expense of the Company (except for documents or communications provided by any Investor). The Investors and the Company may deem any such translation to be the governing version.

Section 5.04. Applicable Law and Jurisdiction.

(a)      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

(b)      Each of the Company and each Investor irrevocably agrees to venue being laid in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan, in any legal action, suit or proceeding arising out of or relating to this Agreement, and waives any objections to venue based on grounds of forum non conveniens or inconvenient forum. Nothing contained herein shall be construed as a waiver of the right of the Company or any Investor to seek removal to federal court in any action brought hereunder.

(c)      For the exclusive benefit of the Investors, the Company irrevocably also submits to personal jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(d)      The parties acknowledge and agree that no provision of this Agreement, nor the consent to venue by IFC in subsection (a), in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or Applicable Law.

(e)      The Company hereby irrevocably designates, appoints and empowers Corporation Service Company with offices currently located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the Investors may bring in the State of New York in respect of this Agreement.

(f)      As long as this Agreement remains in force, the Company shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the Investors may bring in New York, New York, United States of America, with respect to this Agreement. The Company shall keep the Investors advised of the identity and location of such agent.

(g)      The Company also irrevocably consents to the service of such papers being made by mailing copies of the papers to the Company at its address and in the manner specified pursuant to Section 5.01 (Notices). In such a case, the Investors shall also send by email, or have sent by email, a copy of the papers to the Company.

(h)      Service in the manner provided in Sections 5.04(e), (f) and (g) in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(i)      THE COMPANY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT AGAINST THE COMPANY BY ANY INVESTOR.

(j)      The Company hereby acknowledges that IFC shall be entitled under Applicable Law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(k)      To the extent that the Company may, in any action, suit or proceeding brought in any of the courts referred to in Section 5.04(b) or in any other court or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring any Investor in such action, suit or proceeding to post security for the costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under Applicable Law or, as the case may be, the jurisdiction in which such court is located.

(l)      Nothing in this Agreement shall affect the right of any Investor to (i) commence legal proceedings or otherwise sue the Company in South Africa, the U.S. federal courts sitting in the State of Florida or the state courts of the State of Florida or (ii) commence legal proceedings to enforce any judgment against the Company in any appropriate jurisdiction, and in either case to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

Section 5.05. Immunity. To the extent the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or the Policy Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

Section 5.06. Announcements.

(a)      The Company may not represent any Investor’s views on any matter, or, except to the extent required by law or regulation (including, but not limited to, SEC, Nasdaq and JSE Limited rules), use any Investor’s name in any written material provided to third parties, without such Investor’s prior written consent.

(b)      The Company shall not:

(i)	disclose any information either in writing or orally to any Person which is not a party to this Agreement; or

(ii)	make or issue a public announcement, communication or circular,

about the Investors Subscription or the subject matter of, or the transactions referred to in, this Agreement or the Policy Agreement, including by way of press release, promotional and publicity materials, posting of information on websites, granting of interviews or other communications with the press, or otherwise, other than: (A) to such of its officers, employees and advisers as reasonably require such information in connection with the Investors Subscription or to comply with the terms of the Transaction Documents; (B) to the extent required by law or regulation (including, but not limited to, SEC, Nasdaq and JSE Limited rules); (C) to the extent required for it to enforce its rights under this Agreement; or (D) with the prior written consent of each Investor. Before any information is disclosed or any public announcement, communication or circulation made or issued pursuant to this Section 5.06(b), the Company must consult with each Investor in advance about the timing, manner and content of the disclosure, announcement, communication or circulation (as the case may be).

Section 5.07. Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Investor.

Section 5.08. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by all of the parties hereto.

Section 5.09. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which constitute one and the same agreement.

Section 5.10. Expenses.

(a)      The Company shall pay to each Investor or as such Investor may direct the reasonable and documented costs and expenses (including reasonable and documented legal and other professional consultants’ fees and expenses) of such Investor incurred after the date of this Agreement in connection with:

(i)	the closing of the transactions contemplated hereby, up to a maximum of $15,000;

(ii)

the preparation and/or review, execution and, where appropriate, translation, registration, amendment, supplement or modification of, or waiver under, the Transaction Documents and any other documents related to any of them, in each case after the date of this Agreement, if such translation, registration, amendment, supplement, modification or waiver is requested by the Company or required or advisable under Applicable Law; and

(iii)

the costs and expenses incurred by such Investor in relation to efforts to enforce or protect its rights under this Agreement, or the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement, if the Investors are successful in whole or in part.

(b)      The provisions of Section 5.10(a) shall survive the completion of the Investors Subscription.

Section 5.11. Entire Agreement. The Transaction Documents supersede all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence), if any, between the parties with respect to the subject matter of this Agreement, and this Agreement (together with any amendments or modifications and the other Transaction Documents) contains the sole and entire agreement between the parties with respect to the subject matter of this Agreement.

Section 5.12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any law from time to time: (a) such provision will be fully severable from this Agreement; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first written above.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Serge C.P. Belamant
Name: Serge C.P. Belamant
Title: Chief Executive Officer

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Atul Mehta
Name: Atul Mehta
Title: Global Head

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

By: IFC African, Latin American and Caribbean Fund (GP) LLC,
its general partner

By:	/s/ Eileen M. Fargis
Name: Eileen M. Fargis
Title: Authorized Signatory

IFC FINANCIAL INSTITUTIONS GROWTH FUND, LP

By: IFC FIG Fund (GP), LLP, its general partner

By:	/s/ Timothy M. Krause
Name: Timothy M. Krause
Title: Authorized Signatory

AFRICA CAPITALIZATION FUND, LTD.

By:	/s/ Sheref Zurga
Name: Sheref Zurga
Title: Director

Signature Page - Subscription Agreement

ANNEX A

MINIMUM INSURANCE REQUIREMENTS

The insurances required to be arranged by the Company are those customarily expected of a similarly situated prudent public company, including but not limited to the following:

1.	Crime insurance with cover to include, without limitation, the following:

(a)	Infidelity of employees;
(b)	Forgery or alteration; and
(c)	Electronic and computer crime;

2.	Cyber Insurance with cover including cyber liability and business interruption;

3.	Professional Liability / Errors and Omissions;

4.	Business Continuity plan;

5.	Directors and Officers Liability with worldwide coverage as required by the Investors; and

6.	All insurances required by Applicable Law.

ANNEX B

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practice”, “Fraudulent Practice”, “Coercive Practice”, “Collusive Practice” and “Obstructive Practice” in the context of the Investors’ operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.

Corrupt Practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of Corrupt Practices.

B.

It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.

In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally- accepted industry standards shall not constitute Corrupt Practices unless the action violates Applicable Law.

D.

Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.

The World Bank Group[1] does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

______________

1

The “World Bank” is the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries and the “World Bank Group” refers to the International Bank for Reconstruction and Development, the International Development Association, the International Finance Corporation, the Multilateral Investment Guarantee Agency, and the International Centre for Settlement of Investment Disputes.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including a misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

INTERPRETATION

A.

An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.

Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, Multilateral Investment Guarantee Agency, or Partial Risk Guarantee operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.

Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.

Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) an act intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice.

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

SCHEDULE 1

SUBSCRIPTION AMOUNTS

Name of Investor	Number of Shares	Aggregate Purchase Price
International Finance Corporation	2,781,615	$29,999,995.94
IFC African, Latin American and Caribbean Fund, LP	2,781,615	$29,999,995.94
IFC Financial Institutions Growth Fund, LP	2,318,012	$24,999,991,22
Africa Capitalization Fund, Ltd.	2,103,069	$22,681,809.47
Total	9,984,311	$107,681,792.57

SCHEDULE 2

FORM OF CLOSING NOTICE

[Letterhead of the Company]

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Atul Mehta, Director, TMT, Venture Capital & Funds

IFC African, Latin American and Caribbean Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Colin Curvey and Eileen Fargis

IFC Financial Institutions Growth Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Tim Krause and Serge Devieux

Africa Capitalization Fund, Ltd.
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: George Ombima

IFC Investment No. 37402
Closing Notice

Ladies and Gentlemen:

1.      Please refer to the Subscription Agreement (the “Subscription Agreement, dated April 11, 2016, by and among Net 1 UEPS Technologies, Inc. (the “Company”), International Finance Corporation (“IFC”), IFC African, Latin American and Caribbean Fund, LP (“ALAC”), IFC Financial Institutions Growth Fund, LP (“FIG”) and Africa Capitalization Fund, Ltd. (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”). Terms defined in the Subscription Agreement, including terms defined by reference to any other Transaction Document (as defined in the Subscription Agreement), have their defined meanings wherever used in this request.

In accordance with the provisions of the Subscription Agreement, the Company notifies you that all of the conditions of subscription set forth in Section 4.01 (Conditions of the Investors Subscription) of the Subscription Agreement (other than the condition of delivery of documents to the Investors at the closing, but subject to the delivery of such documents at the closing) have been satisfied and that the Subscription Date for the Investors’ Subscription contemplated by this Closing Notice shall be [specify date no earlier than fifteen Business Days after delivery of this notice].

2.      Therefore, the Company requests each Investor to pay on the Subscription Date the amount set forth opposite the Investor’s name on Schedule 1 to the Subscription Agreement in U.S. Dollars on the Subscription Date to [name and address of bank], for credit to the Company’s account no. [____________].

3.      For the purpose of Section 4.01 (Conditions of the Investors Subscription) of the Subscription Agreement, the Company certifies as follows:

(a)

the representations and warranties made in Company in Sections 3.01(a), (b), (f), (g),(p) and (bb) of Article III of the Subscription Agreement, and in the corresponding sections of the Company Disclosure Letter and in any schedule, exhibit or certificate, delivered by the Company pursuant to the Subscription Agreement are true and correct in all respects (other than as set out in the corresponding sections of the Company Disclosure Letter) on and as of the date of this request with the same effect as if such representations and warranties had been made on and as of such date;

(b)

The representations and warranties made by the Company in Article III of the Subscription Agreement (other than those in Sections 3.01(a), (b), (f), (g), (p) and (bb)), and in the corresponding sections of the Company Disclosure Letter and in any schedule, exhibit or certificate delivered by the Company pursuant to the Subscription Agreement, (x) that are qualified by materiality are true and correct in all respects and (y) that are not so qualified by materiality are true and correct in all material respects, in each case (other than as set out in the corresponding sections of the Company Disclosure Letter) on and as of the date of this request with the same effect as if such representations and warranties had been made on and as of such date;

(c)

all of the agreements and covenants of the Company to be performed prior to the Investors Subscription pursuant to each Transaction Document have been duly performed in all material respects, and no breach (or any event which, with notice, lapse of time, the making of a determination or any combination, would become a breach) under any Transaction Document has occurred and is continuing;

(d)

the Company has obtained and provided to the Investors copies of, all Authorizations listed in Section 3.01(d) (Status of Authorizations) of the Company Disclosure Letter, and all such Authorizations are in full force and effect;

(e)	since the date of the Subscription Agreement nothing has occurred which has had or could reasonably be expected to have a Material Adverse Effect; and

(f)

it remains in compliance with the S&E Management System and the S&E Management System has not been amended, waived or otherwise restricted in scope or effect by the Company, except in accordance with the Action Plan.

4.      The above certifications are effective as of the date of this Closing Notice and shall continue to be effective as of the Subscription Date set out in paragraph 2 (as if made by reference to such date). If any such certification is no longer valid as of or prior to that Subscription Date, the Company undertakes to promptly notify the Investors by facsimile.

Yours faithfully,

By
Authorized Representative

By
Authorized Representative

Copy to:	International Finance Corporation
Attention: Director, Department of Financial Operations

SCHEDULE 3

FORM OF APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

[Letterhead of Agent for Service of Process]

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, TMT, Venture Capital & Funds

IFC African, Latin American and Caribbean Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC African, Latin American and Caribbean Fund, LP

IFC Financial Institutions Growth Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC Financial Institutions Growth Fund, LP

Africa Capitalization Fund, Ltd.
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, Africa Capitalization Fund, Ltd.

IFC Investment No. 37402
Appointment of Agent for Service of Process

Ladies and Gentlemen:

Reference is made to:

1.           Section 5.04(e) (Applicable Law and Jurisdiction) of the Subscription Agreement, dated April 11, 2016, by and among Net 1 UEPS Technologies, Inc. (the “Company”), International Finance Corporation (“IFC”), IFC African, Latin American and Caribbean Fund, LP (“ALAC”), IFC Financial Institutions Growth Fund, LP (“FIG”) and Africa Capitalization Fund, Ltd. (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”); and

2.           Section 7.04(e) (Applicable Law and Jurisdiction) of the Policy Agreement, dated April 11, 2016, by and among the Company and the Investors (the “Policy Agreement”).

Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Subscription Agreement.

Pursuant to (a) Section 5.04(e) (Applicable Law and Jurisdiction) of the Subscription Agreement and (b) Section 7.04(e) (Applicable Law and Jurisdiction) of the Policy Agreement, the Company has irrevocably designated and appointed the undersigned, [___________], with offices currently located at [__________________] as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to each of the Subscription Agreement and the Policy Agreement in the courts of the United States of America for the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan.

The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in (a) Section 5.04(e) (Applicable Law and Jurisdiction) of the Subscription Agreement and (b) Section 7.04 (e) (Applicable Law and Jurisdiction) of the Policy Agreement, in each case from _______ until ___________, which appointment shall automatically renew annually until each Investor has informed the undersigned in writing that it no longer own any Equity Securities of the Company and agrees with you that the undersigned:

(i)      shall inform each Investor promptly in writing of any change of its address in New York;

(ii)      shall perform its obligations as such process agent in accordance with the relevant provisions of each of Section 5.04(e) (Applicable Law and Jurisdiction) of the Subscription Agreement and Section 7.04(e) (Applicable Law and Jurisdiction) of the Policy Agreement; and

(iii)      shall forward promptly to the Company any legal process received by the undersigned in its capacity as process agent.

As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations as provided under Section 5.04(e) (Applicable Law and Jurisdiction) of the Subscription Agreement and Section 7.04(e) (Applicable Law and Jurisdiction) of the Policy Agreement.

Very faithfully,

[PROCESS AGENT]

By:
Name:
Title:

cc:	Net 1 UEPS Technologies, Inc.

SCHEDULE 4

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[Letterhead of the Company]

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, TMT, Venture Capital & Funds

IFC African, Latin American and Caribbean Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC African, Latin American and Caribbean Fund, LP

IFC Financial Institutions Growth Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC Financial Institutions Growth Fund, LP

Africa Capitalization Fund, Ltd.
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, Africa Capitalization Fund, Ltd.

IFC Investment No. 37402
Certificate of Incumbency and Authority

Reference is made to (i) the Subscription Agreement, dated April 11, 2016 (the “Subscription Agreement”), by and among Net 1 UEPS Technologies, Inc. (the “Company”), International Finance Corporation (“IFC”), IFC African, Latin American and Caribbean Fund, LP (“ALAC”), IFC Financial Institutions Growth Fund, LP (“FIG”) and Africa Capitalization Fund, Ltd. (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”) and (ii) the Policy Agreement, dated April 11, 2016, by and among the Company and the Investors (the “Policy Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Subscription Agreement.

I, the undersigned Secretary of the Company, duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the individuals each of whom are, and will continue to be, authorized:

(a)      to sign on behalf of the Company the requests for the subscription for shares of common stock of the Company provided for in Section 2.01 (Subscription) of the Subscription Agreement;

(b)      to sign the certifications required under Section 4.01 (Conditions of the Investors Subscription) of the Subscription Agreement; and

(c)      to take any other action required or permitted to be taken, done, signed or executed under the Subscription Agreement, the Policy Agreement or any other agreement to which the Investors and the Company may be parties.

∗Name	Office	Specimen Signature

You may assume that any such individual continues to be so authorized until you receive written notice from an Authorized Representative of the Company that they, or any of them, is no longer so authorized.

Yours faithfully,

Net 1 UEPS Technologies, Inc.

By
Name:	Herman G. Kotzé
Title:	Secretary

The undersigned, being the duly elected and qualified President and Chief Executive Officer of the Company, hereby certifies that _______________is the duly elected and qualified Secretary of the Company and that the foregoing signature appearing above his name is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Company as of this ___ day of _______, 2016.

Net 1 UEPS Technologies, Inc.

By
Name:	Serge C.P. Belamant
Title:	President and Chief Executive Officer

____________________

*	Designations may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the board of directors of the Company where applicable.

SCHEDULE 5

FORM OF LETTER TO COMPANY’S AUDITORS

[Letterhead of the Company]

[Date]

[NAME OF AUDITORS]
[ADDRESS]

IFC Investment No. 37402
Letter to Auditors

Ladies and Gentlemen:

We hereby authorize and instruct you to give to International Finance Corporation, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“IFC”), IFC African, Latin American and Caribbean Fund, LP, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“ALAC”), IFC Financial Institutions Growth Fund, LP, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“FIG”) and Africa Capitalization Fund, Ltd., 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”), all such information as any Investor may reasonably request with regard to the financial statements (both audited and unaudited), accounts and operations of the undersigned company. We have agreed to supply that information and those statements under the terms of a Policy Agreement, dated April 11, 2016, by and among the undersigned company and the Investors named therein (the “Policy Agreement”). For your information we enclose a copy of the Policy Agreement.

We understand that any such information request will be evaluated with reference to the relevant auditing standards, laws and your formal policy and may be declined on these grounds. Should any request be declined, please provide the requesting Investor and the Company with a written explanation containing the reasons for your decision. We hereby agree to execute any customary indemnity and/or engagement letter you may require in advance of your providing to the Investors any information they may request.

For our records, please ensure that you send to us a copy of every letter that you receive from the Investors immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

Yours faithfully,

NET 1 UEPS TECHNOLOGIES, INC.

By
Name:
Title: [Authorized Representative]

Enclosure: Policy Agreement

cc:	Director, TMT, Venture Capital & Funds International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America

SCHEDULE 6

ACTION PLAN

The Company – Environmental and Social Action Plan (ESAP)

PS/Action Item	Due Date
PS1: At least one qualified person will be nominated to be an Environmental and Social (E&S) coordinator for the Company.	Subscription Date
PS1: Provision and implementation of E&S policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards and IFC Telecommunications Guidelines – to integrate pollution control, waste management, rehabilitation activities, road safety, emergency preparedness, life and fire safety, and monitoring/reporting, especially regarding the development, installation, operation, maintenance and repair of the Company’s stationary and mobile ATMs and associated vehicle fleet.	90 days after the Subscription Date or May 15, 2016 (whichever comes first)
PS2: Provision and implementation of policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards – to ensure that workers are provided a safe and healthy work environment, including provision of appropriate training and equipment and reporting on key health and safety statistics.	30 days after Subscription Date or May 15, 2016 (whichever comes first)
PS3: Provision and implementation of policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards – to provide for waste management consistent with Section 1.6 of the World Bank Group General EHS Guidelines, and to provide for screening of automotive service providers for any significant environmental, health and safety concerns, including potential use of harmful child labor.	30 days after Subscription Date or May 15, 2016 (whichever comes first)